Exhibit (99)(d)

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions, except per share data)	September 30, 2008	December 31, 2007
ASSETS
Cash and due from banks	$22,233	15,124
Interest-bearing bank balances	2,287	3,057
Federal funds sold and securities purchased under resale agreements	9,900	15,449

Total cash and cash equivalents	34,420	33,630

Trading account assets	56,000	55,882
Securities	107,693	115,037
Loans, net of unearned income	482,373	461,954
Allowance for loan losses	(15,351)	(4,507)

Loans, net	467,022	457,447

Loans held for sale	9,247	16,772
Premises and equipment	7,031	6,605
Due from customers on acceptances	664	1,418
Goodwill	18,353	43,122
Other intangible assets	1,858	2,119
Other assets	62,090	50,864

Total assets	$764,378	782,896

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	55,752	60,893
Interest-bearing deposits	363,088	388,236

Total deposits	418,840	449,129
Short-term borrowings	67,867	50,393
Bank acceptances outstanding	673	1,424
Trading account liabilities	18,388	21,585
Other liabilities	22,274	19,151
Long-term debt	183,350	161,007

Total liabilities	711,392	702,689

Minority interest in net assets of consolidated subsidiaries	2,983	3,335

STOCKHOLDERS’ EQUITY
Preferred stock, Class A, 40 million shares, no par value; 10 million shares, no par value; none issued	—	—
Dividend Equalization Preferred shares, no par value, 97 million shares issued and outstanding at September 30, 2008	—	—
Non-Cumulative Perpetual Class A Preferred Stock, Series I, $100,000 liquidation preference per share, 25,010 shares authorized	—	—
Non-Cumulative Perpetual Class A Preferred Stock, Series J, $1,000 liquidation preference per share, 92 million depositary shares issued and outstanding at September 30, 2008	2,300	2,300
Non-Cumulative Perpetual Class A Preferred Stock, Series K, $1,000 liquidation preference per share, 3.5 million shares issued and outstanding at September 30, 2008	3,500	—
Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L, $1,000 liquidation preference per share, 4.025 million shares issued and outstanding at September 30, 2008	4,025	—
Common stock, $3.33-1/3 par value; authorized 3 billion shares, outstanding 2.137 billion shares at September 30, 2008	7,124	6,534
Paid-in capital	59,883	56,149
Retained earnings (accumulated deficit)	(22,465)	13,456
Accumulated other comprehensive income, net	(4,364)	(1,567)

Total stockholders’ equity	50,003	76,872

Total liabilities and stockholders’ equity	$764,378	782,896

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2008	2007	2008	2007
INTEREST INCOME
Interest and fees on loans	$6,972	7,937	20,736	23,278
Interest and dividends on securities	1,521	1,529	4,547	4,481
Trading account interest	415	566	1,508	1,505
Other interest income	492	799	1,434	2,057

Total interest income	9,400	10,831	28,225	31,321

INTEREST EXPENSE
Interest on deposits	2,231	3,334	7,348	9,528
Interest on short-term borrowings	389	801	1,330	2,176
Interest on long-term debt	1,789	2,145	5,514	6,117

Total interest expense	4,409	6,280	14,192	17,821

Net interest income	4,991	4,551	14,033	13,500
Provision for credit losses	6,629	408	15,027	764

Net interest income (loss) after provision for credit losses	(1,638)	4,143	(994)	12,736

FEE AND OTHER INCOME
Service charges	717	689	2,102	1,970
Other banking fees	525	471	1,541	1,336
Commissions	799	600	2,623	1,908
Fiduciary and asset management fees	1,291	1,029	4,085	2,997
Advisory, underwriting and other investment banking fees	243	393	784	1,254
Trading account profits (losses)	(701)	(301)	(1,519)	22
Principal investing	(310)	372	272	718
Securities gains (losses)	(1,978)	(34)	(2,991)	42
Other income	147	(286)	(222)	660

Total fee and other income	733	2,933	6,675	10,907

NONINTEREST EXPENSE
Salaries and employee benefits	3,489	2,628	10,184	8,722
Occupancy	381	325	1,137	968
Equipment	325	283	965	899
Marketing	68	74	260	214
Communications and supplies	173	176	543	527
Professional and consulting fees	242	194	656	576
Goodwill impairment	18,786	—	24,846	—
Other intangible amortization	96	92	296	313
Merger-related and restructuring expenses	697	36	1,189	78
Sundry expense	1,288	717	3,694	1,739

Total noninterest expense	25,545	4,525	43,770	14,036

Minority interest in income of consolidated subsidiaries	(105)	189	32	464

Income (loss) from continuing operations before income taxes (benefits)	(26,345)	2,362	(38,121)	9,143
Income taxes (benefits)	(2,647)	656	(4,844)	2,794

Income (loss) from continuing operations	(23,698)	1,706	(33,277)	6,349
Discontinued operations, net of income taxes	—	(88)	—	(88)

Net income (loss)	(23,698)	1,618	(33,277)	6,261
Dividends on preferred stock	191	—	427	—

Net income (loss) available to common stockholders	$(23,889)	1,618	(33,704)	6,261

PER COMMON SHARE DATA (after preferred stock dividends)
Basic earnings
Income (loss) from continuing operations	$(11.18)	0.91	(16.28)	3.36
Net income (loss) available to common stockholders	(11.18)	0.86	(16.28)	3.31
Diluted earnings
Income (loss) from continuing operations	(11.18)	0.90	(16.28)	3.31
Net income (loss) available to common stockholders	(11.18)	0.85	(16.28)	3.26
Cash dividends	$0.05	0.64	1.07	1.76
AVERAGE COMMON SHARES
Basic	2,137	1,885	2,070	1,890
Diluted	2,143	1,910	2,080	1,918